Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tenders of
6.50% Series C Cumulative Redeemable Preferred Stock at a Cash Purchase Price of $16.25 Per Share
and

7.25% Series B Cumulative Redeemable Preferred Stock at a Cash Purchase Price of $17.75 Per Share

of Cedar Realty Trust, Inc.

THE OFFERS, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 21, 2025, OR ANY OTHER DATE AND TIME TO WHICH THE COMPANY EXTENDS EITHER OR BOTH OF THE OFFERS (SUCH DATE AND TIME WITH RESPECT TO EITHER OFFER, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offers (as defined below) if you want to tender your shares of 6.50% Series C Cumulative Redeemable Preferred Stock (the “Series C Shares”) and/or 7.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Shares,” and, together with the Series C Shares, the “Shares”), but:

•        your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•        you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•        your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated February 21, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by email (for eligible institutions only) prior to the Expiration Date. See Section 3 of the Offer to Purchase.

Deliver to:
Computershare Inc.
the Depositary for the Offers

By Mail:		By Overnight Courier:
Computershare		Computershare
c/o Voluntary Corporate Actions		c/o Voluntary Corporate Actions
PO Box 43011		150 Royall Street, Suite V
Providence, RI 02940-301l		Canton, MA 02021

For this notice to be validly delivered, it must be received by the Depositary at the address listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Cedar Realty Trust, Inc. or to Georgeson LLC, the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Cedar Realty Trust, Inc., a Maryland corporation (“Cedar”), upon the terms and subject to the conditions set forth in Cedar’s Offer to Purchase dated February 21, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) up to an aggregate amount paid of $9,500,000 consisting of (i) up to 584,615 of Cedar’s 6.50% Series C Cumulative Redeemable Preferred Stock (the “Series C Shares”) for a cash purchase price of $16.25 per share (the “Series C Offer”) and (ii) up to 535,211 of Cedar’s 7.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Shares”) for a cash purchase price of $17.75 per share (the “Series B Offer”), less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offers”), receipt of which is hereby acknowledged, the number of Series C Shares and/or Series B Shares, listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Series C Shares to be tendered: _______________ Series C Shares.

Number of Series B Shares to be tendered: _______________ Series B Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

CONDITIONAL TENDER
(SEE INSTRUCTION 13 TO THE LETTER OF TRANSMITTAL)

A stockholder may tender Series C Shares subject to the condition that all, or a specified minimum number of, Series C Shares tendered pursuant to the Letter of Transmittal must be purchased in the Series C Offer if any Series C Shares are purchased, and may tender Series B Shares subject to the condition that all, or a specified minimum number of, Series B Shares tendered pursuant to the Letter of Transmittal must be purchased in the Series B Offer if any Series B Shares are purchased, all as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of Series C Shares indicated below is purchased by Cedar pursuant to the terms of the Offers, none of the Series C Shares tendered will be purchased. Unless at least the minimum number of Series B Shares indicated below are purchased by Cedar pursuant to the terms of the Offer, none of the Series B Shares tendered will be purchased. It is the tendering stockholder’s responsibility to determine the minimum number of Series C Shares that must be purchased if any are purchased and/or the minimum number of Series B Shares that must be purchased if any are purchased. Cedar urges stockholders to consult their own financial and tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional. A stockholder who tenders both Series C Shares and Series B Shares may specify a minimum number of Shares to be tendered with respect to either, both or neither of the Series C offer and Series B Offer. A stockholder who tenders both Series C Shares and Series B Shares may not tender Shares subject to the condition that a minimum number of Shares be purchased in both Offers if any Shares are purchased.

☐	The minimum number of Series C Shares that must be purchased, if any are purchased, is: __________ Series C Shares.
☐	The minimum number of Series B Shares that must be purchased, if any are purchased, is: __________ Series B Shares.

If, because of proration, the minimum number of Shares designated will not be purchased in either the Series C Offer or Series B Offer, Cedar may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Series C Shares represent all Series C Shares held by the undersigned.
☐	The tendered Series B Shares represent all Series B Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s): ______________________________________________________________

(Please Print)

Signature(s): ____________________________________________________________________________

Address(es): ____________________________________________________________________________

(Include Zip Code)

Area code and telephone number: ___________________________________________________________

☐        If delivery will be by book-entry transfer, check this box.

Name of tendering institution: ______________________________________________________________

Account number: ________________________________________________________________________

PLACE MEDALLION GUARANTEE STAMP BELOW

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of I934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule l4e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule l4e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, by 5:00 p.m., New York City time, within one trading day (as defined in the Letter of Transmittal) following the Expiration Date.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated: ____________, 20__

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.